                                       Exhibit
                                        a(ii)


                                   AMENDMENT NO. 2
                                       to the
                          AGREEMENT AND DECLARATION OF TRUST
                                          of
                               CASH ACCUMULATION TRUST

     We, the undersigned, being all of the Trustees of Cash Accumulation
Trust (the "Trust"), hereby consent to and adopt the following vote as and for the action of the Trustees of the Trust, pursuant to Article IV, Section 3 of the Trust's Agreement and Declaration of Trust:

VOTED: That the last sentence of Section 7 of Article IX of the Trust's Agreement and Declaration of Trust is hereby amended and restated in its entirety as follows:

               "Amendments having the purpose of changing the name of the Trust, of establishing, changing, or eliminating the par value of the Shares or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein, shall not require authorization by Shareholder vote."

     This consent shall be filed with the minutes of the meetings of Trustees, and shall for all purposes be treated as action taken at a meeting.

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals in the City of New York, New York, for themselves and their assigns, as of this 9th day of August, 1984.



/s/ Newton B. Schott, Jr.                   /s/ Robert A. Prindiville
----------------------------------           ---------------------------------
Newton B. Schott, Jr., Esq.                   Robert A. Prindiville

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                                  STATE OF NEW YORK

New York County                                        New York, August 9, 1984

     Then personally appeared the above-named Newton B. Schott, Jr. and Robert
A. Prindeville and acknowledged the foregoing instrument to be their free act and deed, before me,


                                             /s/ Katherine Cogliandro
                                             ------------------------------
                                             Notary Public
                                             My Commission expires:


                                             KATHERINE COGLIANDRO
                                             Notary Public, State of New York
                                                  No. 24-4718984
                                             Qualified in Kings County
                                             Commission Expires March 30, 1986

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